UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2020

Great Elm Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16073	85-3622015
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 South Street, Suite 230, Waltham, MA	02453
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 375-3006

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	GEG	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On December 21, 2020, Great Elm Capital Group, Inc. (“GEC” and following consummation of the Holding Company Reorganization (as hereinafter defined), “Forest”) announced plans to create a new public holding company, Great Elm Group, Inc. (the “Company”), by implementing a holding company reorganization (the “Holding Company Reorganization”). Following the Holding Company Reorganization, the Company, a Delaware corporation, became the successor issuer to GEC, a Delaware corporation. This Current Report on Form 8-K (the “Form 8-K”) is being filed for the purpose of establishing the Company as the successor issuer pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to disclose certain related matters. Pursuant to Rule 12g-3(a) under the Exchange Act, shares of the Company’s Common Stock, par value $0.001 per share (“Company Common Stock”), as successor issuer, are deemed registered under Section 12(b) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

Adoption of Agreement and Plan of Merger and Consummation of Holding Company Reorganization

On December 29, 2020, GEC implemented its previously announced holding company reorganization pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 21, 2020, by and among GEC, the Company and Forest Merger Sub, Inc., a Delaware corporation (“Merger Sub”), which resulted in, among other things, the Company owning all of the outstanding capital stock of GEC and GEC changing its name to “Forest Investments, Inc.”. Pursuant to the Holding Company Reorganization, Merger Sub, a direct, wholly owned subsidiary of the Company and an indirect, wholly owned subsidiary of GEC, merged with and into GEC, with GEC surviving as a direct, wholly owned subsidiary of the Company.

Each share of GEC common stock, par value $0.001 per share (“GEC Common Stock” and following consummation of the Holding Company Reorganization, “Forest Common Stock”), issued and outstanding immediately prior to the Holding Company Reorganization was automatically converted into an equivalent corresponding share of Company Common Stock having the same designations, rights, powers and preferences and the qualifications, limitations and restrictions as the corresponding share of GEC Common Stock being converted.

Accordingly, upon consummation of the Holding Company Reorganization, GEC’s stockholders became stockholders of the Company. The stockholders of the Company will not recognize gain or loss for U.S. federal income tax purposes upon the conversion of their shares of GEC Common Stock in the Holding Company Reorganization.

The Holding Company Reorganization was conducted pursuant to Section 251(g) of the General Corporation Law of the State of Delaware (the “DGCL”), which provides for the formation of a holding company without a vote of the stockholders of the constituent corporation. The conversion of stock occurred automatically without an exchange of stock certificates. After the Holding Company Reorganization, unless exchanged, stock certificates that previously represented shares of GEC Common Stock now represent the same number of shares of the corresponding shares of Company Common Stock. Following the consummation of the Holding Company Reorganization, Company Common Stock continues to trade on the NASDAQ Global Select Market on an uninterrupted basis under the symbol “GEG” with a new CUSIP number (#39037G 109). Immediately after consummation of the Holding Company Reorganization, the Company has, on a consolidated basis, the same assets, businesses and operations as GEC had immediately prior to the consummation of the Holding Company Reorganization.

The foregoing descriptions of the Holding Company Reorganization and Merger Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 and which is incorporated by reference herein.

Senior Convertible PIK Notes due 2030

Each of GEC’s Senior Convertible PIK Notes due 2030 (the “GEC Notes”), which were convertible into GEC Common Stock, was automatically converted into an equivalent corresponding note of the Company (collectively, the “Company Notes”), the form of which are substantially similar to the GEC Notes. All references to the issuer in such new notes will mean the Company and the notes will be convertible into shares of Company Common Stock.

The Company Notes were initially sold in a private placement to certain accredited investors (collectively, the “Notes Investors”) on February 26, 2020 pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D under the Securities Act.

The Company Notes bear interest at a fixed rate of 5.0% per annum, payable semiannually in arrears on June 30 and December 31 of each year. Interest will be paid in kind or in cash at the option of the Company. The Company Notes will mature on February 26, 2030 (the “Maturity Date”), unless earlier converted or repurchased.

Except as set forth below, each Notes Investor has the right to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Company Note at any time prior to the close of business on the second business day immediately preceding the Maturity Date into Company Common Stock at a conversion price of $3.4722 per share. The conversion price will be subject to adjustment in certain circumstances as described in the Company Notes.

If the Company undergoes a Fundamental Change (as defined in the Company Notes), subject to certain conditions, the Notes Investors may require the Company to repurchase for cash all or part of their Company Notes in integral multiples of $1,000. The Fundamental Change Repurchase Price (as defined in the Company Notes) will be equal to 100% of the principal amount of the Company Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date (as defined in the Company Notes).

The Company may, subject to compliance with the terms of the Company Notes, effect the conversion of some or all of the Company Notes into shares of Company Common Stock, subject to certain liquidity and pricing requirements, as specified in the Company Notes.

The Company Notes provide the Notes Investors with the right to purchase additional Company Notes under certain circumstances and for customary events of default.

The foregoing description of the Company Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Company Note, which is filed as Exhibit 4.4 and which is incorporated by reference herein.

Also in connection with the issuance of the Company Notes, the Company has assumed the obligations provided for in the registration rights agreement (the “Registration Rights Agreement”) entered into by GEC with the Notes Investors, pursuant to which GEC granted the Notes Investors with customary registration rights with respect to the registration of the shares of GEC Common Stock issuable upon conversion of the GEC Notes. The foregoing summary does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached hereto as Exhibit 4.5 and incorporated herein by reference.

Adoption of Stockholders’ Rights Agreement

As previously announced in GEC’s Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on January 29, 2018, GEC entered into a Stockholders’ Rights Agreement (the “GEC Stockholders’ Rights Agreement”) with Computershare Trust Company, N.A., a federally chartered trust company (“Computershare”), to set forth certain rights of the holders of GEC Series A Junior Participating Cumulative Preferred Stock, par value $0.001 per share (the “GEC Preferred Stock”).  Effective upon consummation of the Holding Company Reorganization, (i) the parties to the GEC Stockholders’ Rights Agreement entered into Amendment No. 1 to the GEC Stockholders’ Rights Agreement (the “Amendment”), which terminated the GEC Stockholders’ Rights Agreement upon the consummation of the Holding Company Reorganization, and (ii) the Company and Computershare entered into a new Stockholders’ Rights Agreement (the “GEG Stockholders’ Rights Agreement”), pursuant to which holders of shares of the Company’s Series A Junior Participating Cumulative Preferred Stock, par value $0.001 per share (the “Company Preferred Stock”) underlying the Company Units (as defined below) pursuant to the GEG Stockholders’ Rights Agreement will have the same designations, rights, power and preferences and the qualifications, limitations and restrictions that any holders of GEC Preferred Stock would have had prior to the Holding Company Reorganization.

Rights Dividend

In connection with the Company’s adoption of the GEG Stockholders’ Rights Agreement, the board of directors of the Company declared a dividend distribution of one Preferred Stock Purchase Right (a “Company Right”) for each outstanding share of Company Common Stock, to stockholders of record as of the close of business on December 29, 2020 (the “Record Date”). Following the consummation of the Holding Company Reorganization, one Company Right will be automatically attached to each share of Company Common Stock outstanding as of between the Record Date and the Distribution Date (as hereinafter defined). Each Company Right entitles the registered holder thereof to purchase from the Company a unit consisting of one ten-thousandth of a share (a “Company Unit”) of Company Preferred Stock at a cash exercise price of $15.00 per Company Unit (the “Exercise Price”), subject to adjustment, under certain conditions specified in the GEG Stockholders’ Rights Agreement and summarized below.

Distribution Date

Initially, the Company Rights are not exercisable and are attached to and trade with all shares of Company Common Stock outstanding as of, and issued subsequent to, the Record Date. The Company Rights will separate from the Company Common Stock and will become exercisable upon the earlier of:

•
the close of business on the tenth business day following the first public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership (as defined in the GEG Stockholders’ Rights Agreement using definitions from the Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations thereunder) of 4.99% or more of the outstanding shares of Company Common Stock, other than as a result of repurchases of stock by the Company or certain inadvertent actions by a stockholder, or

•
the close of business on the tenth business day following the first public announcement that an Acquiring Person has acquired beneficial ownership (as defined under the GEG Stockholders’ Rights Agreement using definitions from the Exchange Act, and the rules and regulations thereunder) of 9.99% or more of the outstanding shares of Company Common Stock, other than as a result of repurchases of stock by the Company or certain inadvertent actions by a stockholder (the date of announcement under this or the preceding bullet, the “Stock Acquisition Date”); and

•
the close of business on the tenth business day (or such later day as the Independent Directors (as defined in  the GEG Stockholders’ Rights Agreement) may determine) following the commencement of a tender offer or exchange offer that could result, upon its consummation, in a person or group becoming the beneficial owner of 4.99% (using the tax definitions) or 9.99% (using the Exchange Act definitions) or more of the outstanding shares of Company Common Stock (the earlier of such dates being herein referred to as the “Distribution Date”).

Notwithstanding the foregoing, with respect to any person:

•	who beneficially owns using the tax definitions 4.99% or more of the outstanding shares of Company Common Stock as of the Record Date; or

•
who beneficially owns using the Exchange Act definitions 9.99% or more of the outstanding shares of Company Common Stock as of the record date (such persons being referred to in the Agreement as a “Grandfathered Person”), the Distribution Date will not occur unless such Grandfathered Person has acquired beneficial ownership of shares of Company Common Stock representing an additional 1/2% of the outstanding shares of Company Common Stock beneficially owned as of the Record Date, for any other Grandfathered Person not listed on Schedule A of the GEG Stockholders’ Rights Agreement (the “Grandfathered Percentage”).

Process for Potential Exemption

Any person who wishes to effect any acquisition of shares of Company Common Stock that would, if consummated, result in such person:

•	beneficially owning (using the tax definitions) more than 4.99% of the outstanding shares of Company Common Stock;

•	beneficially owning (using the Exchange Act definitions) more than 9.99% of the outstanding shares of Company Common Stock; or

•	a Grandfathered Person beneficially owning more than the Grandfathered Percentage,

may request that the Independent Directors grant an exemption with respect to such acquisition under the GEG Stockholders’ Rights Agreement. The Independent Directors may deny an exemption request if they determine, in their sole discretion, that the acquisition of beneficial ownership of Company Common Stock by such person could jeopardize or endanger the availability to the Company of the net operating losses or for whatever other reason they deem reasonable, desirable or appropriate. Any exemption granted may be granted in whole or in part, and may be subject to limitations or conditions (including a requirement that the person agree that it will not acquire beneficial ownership of shares of Company Common Stock in excess of the maximum number and percentage of shares approved by the Independent Directors or that it will not request another exemption).

Subscription and Merger Rights

If a Stock Acquisition Date occurs, proper provision will be made so that each holder of a Company Right (other than an Acquiring Person or its associates or affiliates, whose Company Rights shall become null and void) will thereafter have the right to receive upon exercise, in lieu of a number of Company Units of Company Preferred Stock, that number of shares of Company Common Stock (or, in certain circumstances, including if there are insufficient shares of Company Common Stock to permit the exercise in full of the Company Rights, Company Units of Company Preferred Stock, other securities, cash or property, or any combination of the foregoing) having a market value of two times the Exercise Price of the Right (such right being referred to as the “Subscription Right”). In the event that, at any time following the Stock Acquisition Date,

•	the Company consolidates with, or merges with and into, any other person, and the Company is not the continuing or surviving corporation,

•
any person consolidates with the Company, or merges with and into the Company and the Company is the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the shares of Company Common Stock are changed into or exchanged for stock or other securities of any other person or cash or any other property, or

•	50% or more of the Company’s assets or earning power is sold, mortgaged or otherwise transferred,

each holder of a Company Right (other than an Acquiring Person or its associates or affiliates, whose Company Rights shall become null and void) will thereafter have the right to receive, upon exercise, common stock of the acquiring company having a market value equal to two times the Exercise Price of the Company Right (such right being referred to as the “Merger Right”). The holder of a Company Right will continue to have the Merger Right whether or not such holder has exercised the Subscription Right. Company Rights that are or were beneficially owned by an Acquiring Person may (under certain circumstances specified in the GEG Stockholders’ Rights Agreement) become null and void.

Until a Company Right is exercised, the holder will have no rights as a stockholder of the Company (beyond those as an existing stockholder), including the right to vote or to receive dividends. While the distribution of the Company Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Company Rights become exercisable for Company Units, other securities of the Company, other consideration or for common stock of an acquiring company.

Exchange Feature

At any time after a person becomes an Acquiring Person, the Independent Directors may, at their option, exchange all or any part of the then outstanding and exercisable Company Rights for shares of Company Common Stock or Company Units at an exchange ratio specified in the GEG Stockholders’ Rights Agreement. Notwithstanding the foregoing, the Independent Directors generally will not be empowered to effect such exchange at any time after any person becomes the beneficial owner of 50% or more of the Company Common Stock.

Adjustments

The Exercise Price payable, and the number of Company Units or other securities or property issuable, upon exercise of the Company Rights are subject to adjustment from time to time to prevent dilution.

With certain exceptions, no adjustment in the Exercise Price will be required until cumulative adjustments amount to at least 1% of the Exercise Price. The Company is not obligated to issue fractional Company Units. If the Company elects not to issue fractional Company Units, in lieu thereof an adjustment in cash will be made based on the fair market value of the Company Preferred Stock on the last trading date prior to the date of exercise.

Redemption

The Company Rights may be redeemed in whole, but not in part, at a price of $0.001 per Company Right (payable in cash, Company Common Stock or other consideration deemed appropriate by the Independent Directors) by the Independent Directors only until the earlier of (i) 10 days after any person becomes an Acquiring Person or (ii) the expiration date of the GEG Stockholders’ Rights Agreement. Immediately upon the action of the Independent Directors ordering redemption of the Company Rights, the Company Rights will terminate and thereafter the only right of the holders of Company Rights will be to receive the redemption price.

Expiration Date

The Company Rights are not exercisable until the Distribution Date and will expire at the earlier of (i)  the time when the Company Rights are redeemed as provided therein; (ii) the time when the Company Rights are exchanged as provided therein; (iii) the repeal of Section 382 of the Code if the Independent Directors determine that the Stockholders’ Rights Agreement is no longer necessary for the preservation of Tax Benefits (as defined in the Stockholders’ Rights Agreement), (iv) the beginning of the taxable year of the Company to which the board of directors of the Company (the “Board”) determines that no Tax Benefits may be carried forward or (v) the close of business on January 29, 2028.

The foregoing descriptions of the GEG Stockholders’ Rights Agreement and Company Preferred Stock do not purport to be complete and are qualified in their entirety by reference to the full text of the Certificate of Designations of Series A Junior Participating Cumulative Preferred Stock of the Company and GEG Stockholders’ Rights Agreement, which are filed as Exhibit 4.2 and Exhibit 4.3, respectively, and which are incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 3.03.	Material Modification of Rights of Securityholders.

The information set forth in Item 1.01 and Item 5.03 is hereby incorporated by reference in this Item 3.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of the time of the consummation of the Holding Company Reorganization, the Board consists of the same directors as the board of directors of GEC.

Directors

Name	Age	AC	NCGC	CC
Matthew A. Drapkin	47		C	X
Thomas S. Harbin III	46	X
James H. Hugar	74	C	X
James P. Parmelee	54	X		C
Peter A. Reed	41
Jason W. Reese	55
Eric J. Scheyer	55		X	X
Jeffrey S. Serota	54

AC	Audit Committee

NCGC	Nominating and Corporate Governance Committee

CC	Compensation Committee

C	Committee Chairperson

Biographical information about Matthew A. Drapkin, Thomas S. Harbin III, James H. Hugar, James P. Parmelee, Peter A. Reed, Jason W. Reese, Eric J. Scheyer and Jeffrey S. Serota is included in GEC’s Annual Report on Form 10-K under “Directors, Executive Officers and Corporate Governance” and is incorporated by reference herein.

Information about certain relationships and related transactions is included in GEC’s Annual Report on Form 10-K under “Certain Relationships and Related Transactions” and is incorporated by reference herein.

The following persons are the executive officers of the Company upon consummation of the Holding Company Reorganization with the following positions and titles:

Executive Officers

Name	Age	Position with the Company
Peter Reed	41	Chief Executive Officer
Adam Kleinman	45	President, Chief Operating Officer and Secretary
Brent Pearson	39	Chief Financial Officer and Chief Accounting Officer

Biographical information about the Company’s officers is included in GEC’s Annual Report on Form 10-K under “Directors, Executive Officers and Corporate Governance” and is incorporated by reference herein.

Executive Officer Offer Letters

In connection with the Holding Company Reorganization, on December 29, 2020, the Company entered into offer letters with each of the Executive Officers setting forth the terms of their respective employment by the Company (the “Offer Letters”). The Offer Letters replaced the previous offer letters each of the Executive Officers had with GEC (the “Previous Offer Letters”) and are materially consistent with the Previous Offer Letters, except that the Offer Letters will apply to each Executive Officer’s services as Executive Officers of the Company in addition to applying to each Executive Officer’s services as officers of Forest.

Transfer and Adoption of Compensation Plan Agreement

In connection with the Holding Company Reorganization, on December 29, 2020, the Company also entered into the Compensation Plan Agreement with GEC (the “Compensation Plan Agreement”) pursuant to which the Company assumed (including sponsorship of) the Second Amended and Restated 2006 Stock Incentive Plan, the Second Amended and Restated 1999 Director’s Equity Compensation Plan, the Amended and Restated 2016 Long Term Incentive Compensation Plan, the 2016 Employee Stock Purchase Plan and any subplans, appendices or addendums thereunder (together, the “GEC Equity Compensation Plans”), and all obligations of GEC pursuant to each stock option to purchase a share of GEC Common Stock (a “GEC Option”) and each right to acquire or vest in a share of GEC Common Stock (a “GEC Stock Award” and each of a GEC Option and a GEC Stock Award, a “GEC Equity Award”) that is outstanding immediately prior to December 29, 2020 and issued under the GEC Equity Compensation Plans and underlying grant agreements (each such grant agreement, a “GEC Equity Award Grant Agreement” and such grant agreements together with the GEC Equity Compensation Plans, the “GEC Equity Compensation Plans and Agreements”) and each such GEC Equity Award was converted into (i) with respect to each GEC Stock Award, a right to acquire or vest in a share of Company Common Stock or (ii) with respect to a GEC Option, an option to purchase a share of Company Common Stock at an exercise price per share equal to the exercise price per share of GEC Common Stock subject to such GEC Option immediately prior to December 29, 2020. On December 29, 2020, the GEC Equity Awards, the GEC Equity Compensation Plans and Agreements and any provision of any other compensatory plan, agreement or arrangement providing for the grant or issuance of shares of GEC Common Stock was automatically deemed to be amended to the extent necessary or appropriate, to provide that references to GEC in such awards, documents and provisions will be read to refer to the Company and references to shares of GEC Common Stock in such awards, documents and provisions will be read to refer to shares of Company Common Stock.

Adoption of D&O Indemnification Agreement

The directors and executive officers of the Company also entered into indemnification agreements with the Company.

The foregoing descriptions of the Offer Letters, the Compensation Plan Agreement and indemnification agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Offer Letters, the Compensation Plan Agreement and the form of indemnification agreement, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and each of which is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Certificate of Incorporation of the Company (the “Company Charter”) and the Bylaws of the Company (the “Company Bylaws”) each identical to those of GEC immediately prior to the consummation of the Holding Company Reorganization, except for the difference in name of the corporation and the exception of certain amendments that are permissible under Section 251(g)(4) of the DGCL.

The foregoing descriptions of the Company Charter and the Company Bylaws do not purport to be complete and are qualified in their entirety by reference to the full text of the Company Charter and the Company Bylaws, which are filed as Exhibits 3.1 and 3.2 hereto, respectively, and each of which is incorporated by reference herein.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On December 29, 2020, the Company adopted a Code of Conduct (the “Code”) that was approved by the Board on December 19, 2020, and which applies to all directors, officers and employees of the Company and its subsidiaries and controlled affiliates.

The description of the Code contained in this Form 8-K is qualified in its entirety by reference to the full text of the Code filed as Exhibit 14.1 to this Form 8-K. The Code is available on the Company’s website at www.greatelmcap.com. We will post amendments to the Code or waivers of the Code for directors and executive officers on the same website.

Item 8.01.	Other Items.

In connection with the Holding Company Reorganization and by operation of Rule 12g-3(a) promulgated under the Exchange Act, the Company is the successor issuer to GEC and has succeeded to the attributes of GEC as the registrant. The Company Common Stock is deemed to be registered under Section 12(b) of the Exchange Act, and the Company is subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder. The Company hereby reports this succession in accordance with Rule 12g-3(f) promulgated under the Exchange Act.

The description of the Company’s capital stock provided in Exhibit 4.6, which is incorporated by reference herein, modifies and supersedes any prior description of GEC’s capital stock in any registration statement or report filed with the Commission and will be available for incorporation by reference into certain of the Company’s filings with the Commission pursuant to the Securities Act of 1933, as amended, the Exchange Act, and the rules and forms promulgated thereunder.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated December 21, 2020, by and among Great Elm Capital Group, Inc., Great Elm Group, Inc. and Forest Merger Sub, Inc.

3.1	Certificate of Incorporation of Great Elm Group, Inc., dated October 23, 2020

3.2	Bylaws of Great Elm Group, Inc., dated October 23, 2020

4.1	Form of Great Elm Group, Inc. Common Stock Certificate

4.2	Certificate of Designation of Series A Junior Participating Cumulative Preferred Stock of Great Elm Group, Inc., dated December 23, 2020

4.3	Stockholders’ Rights Agreement, dated December 29, 2020, by and between Great Elm Group, Inc. and Computershare Trust Company, N.A.

4.4	Form of 5.0% Convertible Senior PIK Notes due 2030

4.5	Registration Rights Agreement, dated as of February 26, 2020, by and between Great Elm Capital Group, Inc. and certain accredited investors party thereto

4.6	Description of Securities

10.1	Offer Letter, dated December 29, 2020 between Peter A. Reed and Great Elm Group, Inc.

10.2	Offer Letter, dated December 29, 2020 between Adam Kleinman and Great Elm Group, Inc.

10.3	Offer Letter, dated December 29, 2020 between Brent Pearson and Great Elm Group, Inc.

10.4	Compensation Plan Agreement, dated December 29, 2020, by and between Great Elm Capital Group, Inc. and Great Elm Group, Inc.

10.5	Form of Director and Officer Indemnification Agreement

14.1	Code of Conduct of Great Elm Group, Inc.

101	XBRL Instance Document – The instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

104	The cover page from this current Report on Form 8-K, formatted as inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT ELM GROUP, INC.

Date: December 29, 2020	/s/ Brent J. Pearson
By: Brent J. Pearson
Title: Chief Financial Officer